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EXHIBIT 23(e)(3)

                       SELECTED CAPITAL PRESERVATION TRUST
            DISTRIBUTION SERVICES AGREEMENT AND PLAN OF DISTRIBUTION
                              DATED JANUARY 1, 2001
                           AS AMENDED JANUARY 30, 2004

AGREEMENT as of January 1, 2001, by and between SELECTED CAPITAL PRESERVATION TRUST, an Ohio business trust (the "Trust"), and DAVIS DISTRIBUTORS, LLC, a Delaware limited liability company ("Underwriter").

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Trust hereby appoints Underwriter to distribute shares of the Trust (hereinafter called "shares") in jurisdictions wherein shares of the Trust may legally be offered for sale; provided, however, that the Trust in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Trust upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell shares at net asset value to the shareholders of any other investment company for which Underwriter shall act as exclusive distributor who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Trust; or (c) issue or sell shares at net asset value in connection with the acquisition of part or all of the assets or equity of any other business entity or as a party to a reorganization, merger or consolidation.

     Underwriter accepts such appointment hereunder and agrees during the term hereof to render the services and to assume the obligations herein set forth for the compensation herein provided. Underwriter will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Trust remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act") at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the Declaration of Trust of the Trust. The price the Trust shall receive for all shares purchased from the Trust shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

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     Underwriter shall provide such office space and equipment, telephone facilities, personnel, literature, distribution, advertising and promotion as it deems necessary or beneficial for distributing shares of the Trust. Underwriter may provide some or all of these services for the Trust directly and may appoint broker-dealers and other financial services firms ("Firms") to provide such services for existing and potential clients of the Firms.

     This Agreement applies to the single currently authorized series of the Trust ("Fund"). This Fund is the "Selected Daily Governmental Fund". Should the Trust establish any additional series subsequent to the date hereof for which the Trust wishes to appoint Underwriter to arrange for the sale of the shares thereof under the terms of this Agreement, the Trust shall provide Underwriter with written notice to such effect. If Underwriter is willing to serve in such capacity, it shall provide the Trust with a written notice to such effect whereupon the shares of such series, together with the shares of the Fund named above, shall be included in the term "shares" hereunder and such series, together with the Fund named above, shall be included in the term "Funds" hereunder.

     This Agreement applies to the two currently authorized Classes of Shares, Class S shares and Class D shares ("Classes of shares"). Should the Trust establish any additional Classes of shares subsequent to the date hereof for which the Trust wishes to appoint Underwriter to arrange for the sale of the shares thereof under the terms of this Agreement, the Trust shall provide Underwriter with written notice to such effect. If Underwriter is willing to serve in such capacity, it shall provide the Trust with a written notice to such effect whereupon this agreement shall apply with equal effect to the new Class of shares.

     Underwriter shall for all purposes herein provided be deemed to be an independent contractor and unless otherwise expressly provided or authorized hereunder, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. The services of Underwriter to the Trust under this Agreement are not to be deemed exclusive and Underwriter shall be free to render similar services or other services to others.

     In carrying out its duties and responsibilities hereunder, Underwriter may, pursuant to separate selling group agreements, appoint various Firms to provide distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firm. Underwriter, and not the Trust, will be responsible for the payment of compensation to such Firms for such services.

2. Underwriter may sell shares of the Trust directly to investors. In addition, Underwriter may sell shares of the Trust to or through qualified Firms in such manner, not inconsistent with

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     the provisions hereof and the then effective registration statement of the
     Trust under the Securities Act (including the related prospectus and statement of additional information, collectively referred to hereinafter as the "registration statement"), as Underwriter may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Trust without the prior consent of the Trust.

     Shares of the Trust offered for sale or sold by Underwriter shall be offered or sold at a price per share determined in accordance with the then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Trust shall be the net asset value per share. The net asset value per share of each Fund of the Trust shall be determined in the manner and at the times set forth in the then current prospectus of the Trust relating to such shares.

     Underwriter will conform and will require each Firm to conform to the provisions hereof and the registration statement at the time in effect under the Securities Act with respect to the public offering price, manner of sales and payment terms of the Trust's shares, and neither Underwriter nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

3. The Trust will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

4. The Trust will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Trust as a dealer where necessary or advisable) in such states or other jurisdictions as Underwriter may reasonably request (it being understood that the Trust shall not be required without its consent to comply with any requirement that in its opinion is unduly burdensome). The Trust will furnish to Underwriter from time to time such information with respect to the Trust and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Trust.

5. Underwriter shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Trust such confirmations of sales made by it as agent pursuant to this agreement as may be required. At or prior to the time of issuance of shares, Underwriter will pay or cause to be paid to the Trust the amount due the Trust for the sale of such


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     shares. Certificates shall be issued for shares or registered on the transfer books of the Trust in such names and denominations as Underwriter may specify.

6. Underwriter shall order shares of the Trust from the Trust only to the extent that it shall have received purchase orders therefor. Underwriter will not make or authorize any Firms or others to make any short sales of shares of the Trust. Underwriter, as agent of and for the account of the Trust, may repurchase the shares of the Trust at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Trust. In selling or reacquiring shares of the Trust for the account of the Trust, Underwriter will in all respects conform to the requirements of all state and Federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to such sale or reacquisition, as the case may be, and will indemnify and hold harmless the Trust from any damage or expense on account of any wrongful act by Underwriter or any employee, representative or agent of Underwriter. Underwriter will observe and be bound by all the provisions of the Declaration of Trust of the Trust (and of any fundamental policies adopted by the Trust pursuant to the Investment Company Act of 1940, notice of which shall have been given to Underwriter) that at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of Underwriter.

7. The Trust shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by Underwriter under this Agreement. The Trust will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the Federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Trust or otherwise. The Trust will also pay or cause to he paid expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. Underwriter will pay all expenses (other than expenses that one or more Firms may bear pursuant to any agreement with Underwriter) incident to the sale and distribution of the shares issued or sold hereunder including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses shall not include expenses incurred by the Trust in connection with the preparation, typesetting, printing and distribution of any registration statement, prospectus or report or other communication to shareholders in their capacity as such), expenses of advertising in connection with such offering, compensation to Firms referred to in Section 1 hereof and sales compensation to Underwriter's registered representatives.

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8.   For the services and facilities described herein, the Trust will pay to
     Underwriter at the end of each calendar month a distribution services fee computed at an annual rate of 0.25% of the average daily net assets of each Fund. The fees shall be charged to each Fund of the Trust subject to this agreement based upon the average daily net assets of such Fund and at the annual rate provided above. For the month and year in which this Agreement terminates, there shall be appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

9. This Agreement incorporates the plan of the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 and such plan shall be continued, amended and terminated in accordance with the Rule.

10. Underwriter is authorized under the Plan of Distribution to utilize monies from any source whatsoever to finance its activities hereunder. To the extent any management fees paid by the Trust may be considered to be indirectly financing any activity or expense that is primarily intended to result in the sale of shares within the meaning of Rule 12b-1, the payment of such fees is authorized.

11. At least quarterly, Underwriter shall prepare reports for the Board of Trustees of the Trust showing amounts expended by Underwriter hereunder and the purposes therefor and such other information as from time to time shall be reasonably requested by the Board of Trustees.

12. This Agreement shall become effective on the date hereof and shall continue through January 1, 2002 and shall continue as to a Fund thereafter, so long as such continuance is specifically approved for such Fund at least annually by a vote of the Board of Trustees of the Trust including the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement.

     To the extent this Agreement incorporates the Rule 12b-1 Distribution Plan, this Agreement may not be amended to increase the amount to be paid to Underwriter for services hereunder without the vote of a majority of the outstanding voting securities of each Fund of the Trust, and all material amendments to this Agreement must in any event be approved by a vote of the Board of Trustees of the Trust including the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement, cast in person at a meeting called for such purpose.

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     This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by Underwriter on sixty (60) days written notice to the other party. The Trust may effect termination with respect to any Fund by a vote of (i) a majority of the Board of Trustees, (ii) a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement, or (iii) a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, termination of this Agreement shall not terminate the Distribution Plan incorporated herein (including authorized payment of fees to an underwriter) unless the Board of Trustees shall have determined that such plan is terminated.

     The terms "assignment," "interested persons" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

     Upon termination (including non-continuance) of this Agreement, the obligation of the Trust to make payments to the Underwriter shall cease, except that such termination shall not affect the right of Underwriter to receive payments on any unpaid balance of the compensation described in
     Section 8 earned prior to such termination.

13. Underwriter will not use or distribute or authorize the use, distribution or dissemination by Firms or others in connection with the sale of shares, any statements, other than those contained in the Trust's current prospectus, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and will furnish the Trust with copies of all such material.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

15. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

16. All parties hereto are expressly put on notice of the Trust's Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of State of Ohio, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Trust by its representatives as such representatives and not individually, and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding upon only the


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     assets and property of the Trust. With respect to any claim by Underwriter for recovery of that portion of the fees (or any other liability of the Trust arising hereunder) allocated hereunder to a particular Fund whether in accordance with the express terms hereof or otherwise. Underwriter shall have recourse solely against the assets of that Fund to satisfy such claim and shall have no recourse against the assets of any other Fund for such purpose.

17. The Underwriter acknowledges that the use of the term "Selected" in its name is with the acquiescence of the Trust and is subject to revocation at any time by the Board of Trustees or by a majority of the trustees who are not interested persons of the Trust.

18. This Agreement shall be construed in accordance with applicable Federal law and (except as to Section 16 hereof that shall be construed in accordance with the laws of the State of Ohio) the laws of the State of New Mexico.

IN WITNESS WHEREOF, the Fund and Underwriter have caused this Agreement to be executed as of the day and year first above written.


                                       SELECTED CAPITAL PRESERVATION TRUST

                                       By: _____________________________________
                                                Sharra Reed, Vice President


                                       DAVIS DISTRIBUTORS, LLC

                                       By:______________________________________
                                                Thomas Tays, Vice President



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